UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - APRIL 30, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1075 Meyerside Dr., Unit 7
Mississauga, Ontario, Canada L5T 1M3
(Address of principal executive offices)

(905) 564-6500
(Registrant’s telephone number, including area code)

1408 Broad Street
Regina, Saskatchewan Canada S4R 1Y8
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 8.01	Other Events.

Item 8.01:	Other Events.

Newlook Industries Corp. Acquisition of Preferred Stock and Warrants from Barron Partners LP

On April 30, 2007, Wireless Age Communications Inc. (“Wireless Age”) was informed that Newlook Industries Corp., (“Newlook”) an entity listed on the TSX Venture Exchange (trading under the symbol NLI) in Canada exercised an option to acquire certain Wireless Age securities held by Barron Partners LP (“Barron”). Barron invested $1,000,000 in Wireless Age on August 3, 2006 and acquired 7,142,900 series A convertible preferred shares, series A warrants to acquire 7,500,000 Wireless Age common shares at $0.25 per share and series B warrants to acquire 7,500,000 Wireless Age common shares at $0.50 per share. On January 3, 2007, Barron converted 1,350,000 series A preferred shares to 1,350,000 common shares and on February 8, 2007 they converted a further 1,600,000 series A preferred shares to 1,600,000 common shares. Wireless Age failed to meet certain pre-tax earnings per share targets during the year ended December 31, 2006, and the conversion rate of the remaining 4,192,900 series A preferred shares was amended such that they convert into 8,385,800 common shares, the exercise price on the series A warrants reduced from $0.25 to $0.125 per share and the exercise price of the series B warrants reduced from $0.50 to $0.25 per share.

On April 10, 2007 Newlook announced that it had paid $100,000 to Barron to acquire an option to acquire the following securities from Barron:

4,192,900 series A convertible preferred shares
1,482,400 common shares
5,000,000 series A warrants
5,000,000 series B warrants

The option could be exercised through a further payment of $600,000 on or before April 30, 2007.

After closing of this transaction, Barron holds series A warrants to acquire 2,500,000 Wireless Age common shares and series B warrants to acquire 2,500,000 Wireless Age common shares.

On a fully diluted basis, assuming the conversion of the preferred shares and the exercise of the warrants, Newlook holds a 39% interest in Wireless Age. In the event that Wireless Age fails to meet fiscal 2007 pre-tax earnings per share targets, the conversion rate of the series A preferred shares and the exercise price on the series A and B warrants will be amended again. If Wireless Age misses the pre-tax earnings per share target by more than 50% the number of common shares issuable upon the conversion of the 4,192,900 series A preferred shares would be 16,771,600 and the exercise price of the series A warrants would be reduced from $0.125 to $0.0625 per share and the exercise price of the series B warrants would reduce from $0.25 to $0.125 per share. Newlook would then hold a 48% interest in Wireless Age.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: May 4, 2007	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer